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Exhibit 21

                            Kendle International Inc.
                                 Subsidiary List

Subsidiary                                  Jurisdiction of Organization
----------                                  ----------------------------

Kendle U.K. Inc.                                       Ohio

Kendle GmbH                                           Germany

Kendle Vermogensverwaltungs GmbH                      Germany

Kendle International B.V.                         The Netherlands

U-Gene Clinical Research B.V.                     The Netherlands

U-Gene Research Biotechnology B.V.                The Netherlands

Kendle International Holdings Limited             United Kingdom

Kendle Branches Limited                           United Kingdom

Kendle International Limited                      United Kingdom

Kendle U.K. Limited                               United Kingdom

Kendle International SARL                             France

ACER/EXCEL INC.                                     New Jersey

Health Care Communications Inc.                        Ohio

Kendle Delaware Inc.                                  Delaware

Kendle Canada Inc.                                     Canada